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                                                                   EXHIBIT 14(d)

            [NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA LETTERHEAD]



                      CONSENT OF SCOTT V. CARNEY, FSA, MAAA

                                 April 21, 2003



Nationwide Life Insurance Company of America
1000 Chesterbrook Boulevard

Berwyn, PA 19312


Directors:

         I hereby consent to the reference to my name under the caption "Experts" in the Statement of Additional Information included in the post-effective amendment to the Registration Statement on Form N-6 for certain flexible premium variable life insurance policies issued through Nationwide Provident VLI Separate Account 1 of Nationwide Life Insurance Company of America (File No. 333-71763).

                                                  Sincerely,


                                                    /s/ Scott V. Carney
                                                  ------------------------------
                                                  Scott V. Carney, FSA, MAAA
                                                  Actuary